UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported):  October 23, 2012

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson 3-Month Orders Growth
(Percentage change versus prior year; trailing 3-month averages, excluding acquisitions and divestitures)

	July ‘12	August ‘12	September ‘12
Process Management	0 to +5	0 to +5	+10 to +15
Industrial Automation	-10	-10	-10
Network Power	-15 to -10	-15 to -10	-15 to -10
Climate Technologies	-5 to 0	-5 to 0	-5 to 0
Commercial & Residential Solutions	+5	-5 to 0	-5 to 0
Total Emerson	-5 to 0	-5	-5 to 0

September 2012 Orders Comments:

Trailing three-month orders decreased as global economic growth continued to decelerate.  Underlying orders, which exclude favorable currency translation of 1 percentage point, declined 3 percent, as growth in Process Management and Commercial & Residential Solutions was more than offset by weakness in the other businesses.  Choppy demand patterns underscored the volatile and uncertain economic climate that continues to trend downward.  Inconsistent and sluggish demand is expected to continue until a sustainable global economic catalyst improves visibility and stimulates investment.

Process Management order trends continued to reflect solid investment in oil and gas, chemical, and power end markets.  Underlying orders growth, which excludes favorable currency translation of 9 percentage points, slowed slightly due to the weak economic conditions in Europe and increasingly difficult comparisons.  The currency translation impact includes favorable backlog revaluation.

Industrial Automation orders reflected slowing global capital goods end markets.  Broad geographic weakness was most severe in Europe, where investment remained particularly weak due to the economic environment.  Orders declined in all businesses except for modest growth in the fluid automation business.  Currency translation deducted 4 percentage points.

Protracted weakness in global telecommunications and information technology end markets continued to adversely affect Network Power.  The orders decline was most pronounced in Asia and Europe, partially offset by strength in Latin America.  The embedded computing and power business improved as prior year comparisons eased.  Currency translation had a negligible impact.

Climate Technologies orders declined slightly, as demand was mixed across end markets and geographies, resulting in sluggish trends overall.  In the U.S., the air conditioning business declined modestly and the refrigeration business decreased more substantially, with transportation particularly weak.  In contrast, trends in Asia improved while Europe was flat, with the former reflecting moderate growth and the latter benefiting from favorable comparisons.  Currency translation deducted 2 percentage points.

Commercial & Residential Solutions order trends remained unchanged, as slower non-residential construction in the U.S. was partially offset by solid demand in residential end markets.  Moderate growth in the storage and food waste disposers businesses drove a slight increase in underlying orders, which exclude unfavorable currency translation of 1 percentage point.  This growth was partially offset by a decline in the professional tools business, and a decrease in wet/dry vacuums orders, reflecting irregular order patterns due to promotional schedule changes at retailers.

Upcoming Investor Events

On Tuesday, November 6, 2012, Emerson will issue the Company’s fourth quarter and fiscal year 2012 results.  Management will discuss the results during a conference call at 3:00 p.m. ET (2:00 p.m. CT) the same day.  Interested parties may listen to the live conference call via the Internet by visiting Emerson’s website at www.Emerson.com/financial and completing a brief registration form.  A replay of the conference call will remain available for approximately three months after the call.

On Wednesday, November 7, 2012, Emerson Chairman and Chief Executive Officer David N. Farr will present at the Baird Industrials Conference in Chicago, IL, at 11:10 a.m. ET (10:10 a.m. CT).  The presentation will be posted on Emerson’s website at www.Emerson.com/financial and remain available for approximately one month after the event.

Forward-Looking and Cautionary Statements:

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: October 23, 2012	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary